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                                                                    EXHIBIT 4.11

                                 FIRST AMENDMENT

                                       to

                            ASSET PURCHASE AGREEMENT

                           dated as of August 19, 2001

                                  by and among

                                  JACADA LTD.,

                                  JACADA, INC.,

                            JACADA (EUROPE), LIMITED,

                            PROPELIS SOFTWARE, INC.,

                     COMPUTER NETWORK TECHNOLOGY CORPORATION

                                       AND

                             CNT INTERNATIONAL LTD.


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                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is entered into as of this 23rd day of August, 2001, by and among (i) JACADA LTD., an Israeli corporation ("Parent"), (ii) the following direct wholly-owned subsidiaries of
Parent: JACADA, INC., a Delaware corporation ("Jacada-US"), and JACADA (EUROPE), LIMITED, a company organized under the laws of England ("Jacada-UK") (Jacada-US and Jacada-UK are collectively referred to herein as the "Purchasers"), (iii) Computer Network Technology Corporation, a Minnesota corporation ("CNT"), and
(iv) the following direct wholly-owned subsidiaries of CNT: Propelis Software, Inc., a Minnesota corporation (f/k/a RealLegacy.com, Inc. and CNT Acquisition I Corporation) ("Propelis"), and CNT International Ltd., a company organized under the laws of England and Wales ("CNTUK"), (CNT, Propelis, and CNTUK are collectively referred to herein as the "Sellers").

                                    RECITALS:

         WHEREAS, Parent, Purchasers and Sellers (collectively the "Parties") entered into an Asset Purchase Agreement dated as of August 19, 2001 (the "Asset Purchase Agreement"); and

         WHEREAS, the Parties desire to amend the Asset Purchase Agreement as set forth in this First Amendment to Asset Purchase Agreement ("First Amendment").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Asset Purchase Agreement and this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. A new Section 9.15 shall be added to the Asset Purchase Agreement as follows:

         9.15 Value Added Tax. The Parties intend that the Business in the United Kingdom shall be transferred to Jacada-UK as a going concern with effect from Closing and that the provisions of Article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268) shall apply to such transfer and the sale and purchase of the Assets in the United Kingdom and each party shall use its reasonable efforts to procure that the sale of the Business in the United Kingdom is treated as neither a supply of goods nor a supply of services under such Article 5 of the Value Added Tax (Special Provisions) Order 1995 (SI 1995/1268).

         (a) CNTUK and Jacada-UK shall within 30 days of Closing give notice of such transfer to the appropriate office of H.M. Commissioners of Customs and Excise in accordance with such regulations and requirements as may be applicable.

         (b) Jacada-UK undertakes to Sellers that: (i) after Closing, the Business in the United Kingdom will be carried on by it as a going concern and the Assets will be used by it in carrying on the Business or a business of the same kind; and (ii) Jacada-UK is already or will as a result


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of such transfer of the Business immediately on Closing become a taxable person
(as defined in Section 3 of the Value Added Tax Act 1994).

         (c) The Parties acknowledge that the Purchase Price is exclusive of value added tax ("VAT") and in the event that H.M. Commissioners of Customs and Excise determine that any VAT is payable on the sale of the Business or the Assets, following receipt of a valid VAT invoice, Jacada-UK shall pay to the Sellers an amount equal to the VAT payable either five Business Days prior to the date on which the Sellers are due to account for the same to H.M. Commissioners of Customs and Excise or, if later, five calendar days following the receipt of the tax invoice.

         (d) Within a reasonable amount of time after Closing, CNTUK shall make an application to H.M. Commissioners of Customs and Excise requesting that any VAT records relating to the Business and Assets in the United Kingdom be retained by CNTUK and requesting that section 49 (1)(b) VATA 1994 not apply. In the event that CNTUK's application is accepted by H.M. Commissioners of Customs and Excise, CNTUK shall allow Jacada-UK or its appointed agents to have reasonable access to such records and CNTUK shall retain such records for 6 years following the Closing Date. In the event that CNTUK application is not accepted by H.M. Commissioners of Customs and Excise, CNTUK shall transfer all VAT records relating to the Business and Assets of the United Kingdom to Jacada-UK and Jacada-UK shall retain such records for 6 years from the date of transfer and shall allow CNTUK or its appointed agents reasonable access to such records.

2. The definition of Taxes pursuant to Section 10.01(a) of the Asset Purchase Agreement shall be replaced in its entirety with the following:

         "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp (except for stamp duty payable on this Agreement or the transfer of the Business and/or Assets of the United Kingdom pursuant to this Agreement), occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

3. All other provisions of the Asset Purchase Agreement shall remain unchanged and in effect.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                       JACADA LTD.



                                       By:      /s/ Robert C. Aldworth
                                          -------------------------------------
                                       Name:    Robert C. Aldworth
                                            -----------------------------------
                                       Title:   CFO
                                             ----------------------------------

                                       JACADA, INC.



                                       By:      /s/ Robert C. Aldworth
                                          -------------------------------------
                                       Name:    Robert C. Aldworth
                                            -----------------------------------
                                       Title:   CFO
                                             ----------------------------------

                                       JACADA (EUROPE), LIMITED



                                       By:      /s/ Robert C. Aldworth
                                          -------------------------------------
                                       Name:    Robert C. Aldworth
                                            -----------------------------------
                                       Title:   Director
                                             ----------------------------------

                                       COMPUTER NETWORK TECHNOLOGY CORPORATION



                                       By:      /s/ Gregory T. Barnum
                                          -------------------------------------
                                       Name:    Gregory T. Barnum
                                            -----------------------------------
                                       Title:   Chief Financial Officer
                                             ----------------------------------

                                       PROPELIS SOFTWARE, INC., f/k/a/
                                       REALLEGACY.COM. INC. AND CNT ACQUISITION
                                       I CORPORATION



                                       By:      /s/ Gregory T. Barnum
                                          -------------------------------------
                                       Name:    Gregory T. Barnum
                                            -----------------------------------
                                       Title:   Chief Financial Officer
                                             ----------------------------------

                                       CNT INTERNATIONAL LTD.



                                       By:      /s/ Gregory T. Barnum
                                          -------------------------------------
                                       Name:    Gregory T. Barnum
                                            -----------------------------------
                                       Title:   Director
                                             ----------------------------------